   As filed with the Securities and Exchange Commission on September 28, 2001
                                                      REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                           NORTEL NETWORKS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                CANADA                                  3351                              NOT APPLICABLE

   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                     NUMBER)


                           8200 DIXIE ROAD, SUITE 100
                            BRAMPTON, ONTARIO, CANADA
                                     L6T 5P6
                                 (905) 863-0000
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      NORTEL NETWORKS COMPANY SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                            -----------------------

                              CT CORPORATION SYSTEM
                                 111 8TH AVENUE
                               NEW YORK, NY 10011
                                 (212) 894-8940
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                            -----------------------

                                 WITH COPIES TO:

    Deborah E. Kurtzberg, Esq.                         Deborah J. Noble
Cleary, Gottlieb, Steen & Hamilton                   Corporate Secretary
         One Liberty Plaza                       Nortel Networks Corporation
        New York, NY 10006                        8200 Dixie Rd., Suite 100
          (212) 225-2466                      Brampton, Ontario, Canada L6T 5P6


================================================================================

                                    PROPOSED MAXIMUM AGGREGATE OFFERING PRICE
-----------------------------------------------------------------------------------------------------------------
                             TITLE OF                          PROPOSED
                            SECURITIES                          MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
         NAME                  TO BE        AMOUNT TO BE    OFFERING PRICE   AGGREGATE OFFERING      REGISTRATION
        OF PLAN            REGISTERED (2)  REGISTERED (1)      PER SHARE            PRICE               FEE (3)
-------------------------- --------------  --------------- ---------------- -------------------- ----------------

Nortel Networks Company    Nortel           3,000,000          $5.13           $15,390,000          $3,847.50
Savings Plan               Networks
                           Corporation
                           Common Shares
-------------------------- ---------------- --------------- ---------------- -------------------- --------------------

(1) Consists of common shares of Nortel Networks Corporation to be issued or delivered under the Nortel Networks Company Savings Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2) Includes the rights (the "Rights") attached to each common share pursuant to the Shareholder Rights Plan Agreement dated as of March 13, 2000. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing the common shares and may be transferred only together with the common shares.

(3) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low trading prices for a common share of Nortel Networks Corporation as reported on the New York Stock Exchange on September 21, 2001.

                                EXPLANATORY NOTE

     We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 2,620,000 common shares of Nortel Networks Corporation (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance under the Nortel Networks Company Savings Plan (the "Plan").

     This Registration Statement also registers reoffers and resales of 380,000 common shares by certain shareholders of the Corporation (the "Selling Shareholders") who acquired such common shares pursuant to the Plan. Prior to the filing of this Registration Statement, such common shares held by the Selling Shareholders were deemed to be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. These securities may be reoffered and resold on a continuous or delayed basis in the future under Rule 415 of the Securities Act.

     This Registration Statement contains two parts. The first part contains a "reoffer prospectus" prepared in accordance with Part I of Form S-3 under the Securities Act. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8. Pursuant to the Note to
Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2001

PROSPECTUS

                             [NORTEL NETWORKS LOGO]


                           NORTEL NETWORKS CORPORATION

                              380,000 COMMON SHARES

     This reoffer prospectus (this "Prospectus") relates to 380,000 common shares of Nortel Networks Corporation, which may be offered and sold to the public by the Selling Shareholders, who have acquired the common shares under the Plan.

     The price at which a Selling Shareholder may sell a common share will be determined by the prevailing market price for a common share or through a privately negotiated transaction. We will not receive any of the proceeds from the sale of the common shares. The number of common shares covered by this Prospectus represents less than 1% of our total outstanding common shares.

     Our common shares are listed on the New York Stock Exchange in the United States and on The Toronto Stock Exchange in Canada under the symbol "NT." On September 27, 2001, the closing price of one common share on the New York Stock Exchange was $5.25.

     The mailing address of our principal executive offices is 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6 and our telephone number is (905) 863-0000.

     YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON SHARES, WHICH ARE DISCUSSED ON PAGE 5 OF THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS/FORWARD-LOOKING STATEMENTS."

                        ---------------------------------

     The common shares offered or sold under this Prospectus have not been approved or disapproved by the United States Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     No securities regulatory authority in Canada has expressed an opinion about these securities and it is an offense to claim otherwise.

                        ---------------------------------

                The date of this Prospectus is September 28, 2001

                                TABLE OF CONTENTS

THE CORPORATION............................................................  5
RISK FACTORS/FORWARD-LOOKING STATEMENTS....................................  5
USE OF PROCEEDS............................................................  5
DILUTION...................................................................  5
PLAN OF DISTRIBUTION.......................................................  5
SELLING SHAREHOLDERS.......................................................  7
EXPERTS....................................................................  8
WHERE YOU CAN FIND MORE INFORMATION........................................  8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  8


                     --------------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                                 THE CORPORATION

     Nortel Networks Corporation is a leading global supplier of networking solutions and services that support the Internet and other public and private data, voice, and video networks using wireless and wireline technologies. Our consolidated business consists of the design, development, manufacture, assembly, marketing, sale, licensing, financing, installation, servicing, and support of networking solutions and services. We are focused on building the infrastructure, service enabling solutions, and applications for the new, high-performance Internet. We sell our products and services to the leading global communication service providers and Fortune 1000 enterprises. Our principal executive offices are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6; telephone number (905) 863-0000.

     Nortel Networks Corporation is a holding company formed in connection with a Canadian court-approved plan of arrangement, which became effective May 1, 2000, involving us (then a newly formed Canadian corporation), our principal direct operating subsidiary, Nortel Networks Limited (the corporation previously known as "Nortel Networks Corporation") and a then-significant shareholder of Nortel Networks Limited. As a result of the plan of arrangement, which we refer to as the "arrangement", we acquired and continue to hold all of Nortel Networks Limited's issued and outstanding common shares (which at that time ceased to be publicly traded) and Nortel Networks Limited and its subsidiaries became our direct and indirect subsidiaries, respectively. We also assumed Nortel Networks Limited's financial reporting history effective May 1, 2000 for financial reporting purposes. As a result, we deem Nortel Networks Limited's consolidated business activities prior to May 1, 2000 to represent our consolidated business activities as if we and Nortel Networks Limited had historically been the same entity. References to "we," "our," or "us" mean Nortel Networks Corporation.

                     RISK FACTORS/FORWARD-LOOKING STATEMENTS

     You should carefully consider the risks relating to investing in our common shares which are discussed under "Forward-Looking Statements" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and other information incorporated by reference.

                                 USE OF PROCEEDS

     The Selling Shareholders who offer and sell their common shares will receive all net proceeds from the sale of the common shares. We will not receive any proceeds when the Selling Shareholders sell their common shares to others.

                                    DILUTION

     Because our Selling Shareholders will offer and sell the common shares covered by this Prospectus at various times at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included in this Prospectus information about the dilution (if any) to the public arising from these sales.

                              PLAN OF DISTRIBUTION

     We are registering the common shares covered by this Prospectus for the Selling Shareholders or pledgees, donees, transferees or other successors-in-interest selling common shares received from a Selling Shareholder as a gift, partnership distribution or other non-sale-related-transfer after the date of this Prospectus who may sell the common shares from time to time. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the common shares to or through broker-dealers or directly to purchasers (in the event of a private sale). The common shares may be sold by one or more of, or a combination of, the following:

     o a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    in privately negotiated transactions.

     Certain Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the common shares or otherwise. In such transactions, broker-dealers may engage in short sales of the common shares in the course of hedging the positions they assume with certain Selling Shareholders. Certain Selling Shareholders may also sell the common shares short and redeliver the common shares to close out such short positions. Such Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the common shares. The broker-dealer may then resell or otherwise transfer such common shares pursuant to this Prospectus.

     Certain Selling Shareholders also may loan or pledge the common shares to a broker-dealer. The broker-dealer may sell the common shares so loaned, or upon a default the broker-dealer may sell the pledged common shares pursuant to this Prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the common shares for whom they act as agents or to whom they sell as principals, or both. Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the common shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the common shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common shares by the Selling Shareholders.

     The common shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the ("Exchange Act"), any person engaged in the distribution of the common shares may not simultaneously engage in market making activities with respect to our common shares for a specified period prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common shares by the Selling Shareholders. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this Prospectus repurchasers at or prior to the time of any sale of the common shares.

     We will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     o the name of each such Selling Shareholder and of the participating broker-dealer(s);

     o    the number of common shares involved;

     o    the price at which such common shares were sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     o that such broker-dealer(s) did not conduct any investigation to verify, the information set out or incorporated by reference in this Prospectus; and

     o    other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the common shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the common shares The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common shares against certain liabilities, including liabilities arising under the Securities Act.

     A prospectus has not been filed in connection with the offering and sale of the common shares by the Selling Shareholders with the securities commissions or similar regulatory authorities of any province or territory of Canada. Generally, the Selling Shareholders may sell common shares into Canada through an appropriately registered dealer without a prospectus prepared and filed in accordance with applicable Canadian securities laws if at the time of the sale:

     o the Selling Shareholder does not own more than 20 percent of our voting securities; and

     o the Selling Shareholder does not hold a sufficient number of any of our securities to affect the control of Nortel Networks Corporation.

                              SELLING SHAREHOLDERS

     The common shares to which this Prospectus relates are being registered for reoffers and resales by the Selling Shareholders who have acquired such common shares under the Nortel Networks Company Savings Plan. The Selling Shareholders may resell all, a portion or none of their common shares from time to time.

     Based upon the information available to us as of September 27, 2001, the table below sets forth each Selling Shareholder (whether or not an "affiliate" of Nortel Networks Corporation) who holds at least 1,000 common shares or one percent of the common shares issuable under the Nortel Networks Company Savings Plan. For each Selling Shareholder, the table identifies the number of common shares held by the Selling Shareholder, the number of common shares to be offered for the Selling Shareholder's account pursuant to this Prospectus, and the number of common and percent of the outstanding common shares in our capital to be owned by the Selling Shareholder after the sale of the common shares offered by the Selling Shareholder pursuant to this Prospectus. The Commission's rules require that we assume that the Selling Shareholders sell all of their common shares offered pursuant to this Prospectus for the purpose of the table set forth below.

                          NUMBER OF COMMON         NUMBER OF COMMON SHARES        NUMBER OF         PERCENT OF
NAME OF SELLING           SHARES OWNED BEFORE      WHICH MAY BE SOLD PURSUANT     COMMON SHARES     COMMON SHARES
SHAREHOLDER               SALE                     TO THIS PROSPECTUS             OWNED AFTER SALE  OWNED AFTER SALE
------------------------- ------------------------ ------------------------------ ----------------- ------------------
Luc Hollande              1,200                    1,200                          0                 0%

Laurent Vasset            1,065                    1,065                          0                 0%

Michel Gasnier            1,408                    1,408                          0                 0%

Jacques Rames             1,093                    1,093                          0                 0%


                                     EXPERTS

     The consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated in this Prospectus by reference from Nortel Networks Corporation's current report on Form 8-K dated August 8, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of the information on file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We began filing documents with the Commission electronically on October 23, 2000; prior to that date, our filings were made in paper format. Our filings with the Commission are also available to the public from commercial document retrieval services. Some of our filings are available at http://www.nortelnetworks.com.

     Our common shares are listed on the New York and the Toronto stock exchanges. Reports and other information concerning Nortel Networks Corporation may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We filed a Registration Statement on Form S-8 to register with the Commission the common shares offered by this Prospectus. This document is a part of that Registration Statement and constitutes a prospectus of Nortel Networks Corporation. As permitted by Commission rules, this document does not contain all the information you can find in the Registration Statement or exhibits to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document or a document subsequently filed by us. This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial performance.

FILINGS OF NORTEL NETWORKS CORPORATION                        PERIOD/DATE
(COMMISSION FILE NO. 1-7260)
--------------------------------------                        -----------

Annual Report on Form 10-K..............................      Year ended December 31, 2000
Quarterly Reports on Form 10-Q                                Quarter ended March 31, 2001 and
                                                              Quarter ended June 30,2001

Current Reports on Form 8-K.............................      Dated January 22, 2001, January 29, 2001, February 2,
                                                              2001, February 7, 2001, February 16, 2001, March 14,
                                                              2001, March 23, 2001, March 28, 2001, April 10, 2001,
                                                              April 24, 2001, May 14, 2001, June 15, 2001, July 23,
                                                              2001, August 8, 2001, August 10, 2001 and August 14, 2001.

Description of the common shares and rights to
purchase common shares of Nortel Networks Corporation
contained in our Registration Statement on Form 8-A, as
amended by Form 8-A/A...................................      Dated May 1, 2000


     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus.

     Copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document, are available from us, at no cost, by writing or telephoning us at:

                            Corporate Secretary
                            Attention:  Deborah J. Noble
                            Nortel Networks Corporation
                            8200 Dixie Road, Suite 100
                            Brampton, Ontario
                            Canada L6T 5P6
                            Tel:  (905) 863-0000

     You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We have authorized no one to provide you with different information. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of that document, regardless of the time of delivery of this Prospectus or of any sale of common shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by Nortel Networks Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 13, 2001;

     (ii) The Corporation's Quarterly Reports on Form 10-Q for the period ending March 31, 2001, filed with the Commission on May 15, 2001 and for the period ending June 30, 2001 filed with the Commission on August 8, 2001;

     (iii) The Corporation's Current Reports on Form 8-K, filed with the Commission and dated January 22, 2001, January 29, 2001, February 2, 2001, February 7, 2001, February 16, 2001, March 14, 2001, March 23, 2001, March 28,
2001, April 10, 2001, April 24, 2001, May 14, 2001, June 15, 2001, July 23,
2001, August 8, 2001, August 10, 2001 and August 14, 2001;

     (iv) The description of the common shares and the rights to purchase common shares contained in the Corporation's registration statement on Form 8-A dated April 28, 2000, as amended by Form 8-A/A dated May 1, 2000; and

     (v) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registration document referred to in (i) above.

     All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Canada Business Corporations Act (the "Act") provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where an officer or director was substantially successful on the merits in his or her defense of such an action or proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

     By-law No. 1 of the Registrant, approved by the Board of Directors on February 22, 2001 and confirmed by the shareholders of the Registrant on April 26, 2001, implements the indemnification provisions of the Act and reads, in part, as follows:

     "SECTION 9.2 INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director of officer of the corporation or such body corporate, if:

          (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3 INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. Our directors and officers are covered by a group liability insurance policy.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     For 380,000 shares of Common Stock registered pursuant to this Registration Statement, the Corporation relied on Regulation S promulgated under the Securities Act, which provides an exemption from the registration requirements for securities offered by an issuer pursuant to an employee benefit plan established and administered in accordance with the laws of a country other than the United States.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1 Restated Certificate and Articles of Incorporation of Nortel Networks Corporation dated October 1, 2000 (incorporated by reference to
          Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 18, 2000)

     4.2 By-law No. 1 of Nortel Networks Corporation dated February 22, 2001 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K dated March 13, 2001)

     4.3 Shareholder Rights Plan Agreement, dated as of March 13, 2000, between the Corporation and Montreal Trust Company of Canada, which includes the Form of Rights Certificate as Exhibit A thereto (incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form 8-A filed on April 28, 2000, as amended by the Registration Statement on Form 8-A/A filed on May 1, 2000)

     4.4  Nortel Networks Company Savings Plan

     23.1 Consent of Deloitte & Touche LLP, Toronto

     24.1 Power of Attorney

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 28th day of September, 2001.

                                        NORTEL NETWORKS CORPORATION


                                        By  "JOHN A. ROTH"
                                            ------------------------------------
                                            (JOHN A. ROTH, President and
                                            Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

                         Signature                                                    Title
                         ---------                                                    -----

                PRINCIPAL EXECUTIVE OFFICER

                       "JOHN A. ROTH"
          -----------------------------------------
                       (JOHN A. ROTH)                                 President and Chief Executive Officer,
                                                                                  and a Director


                PRINCIPAL FINANCIAL OFFICER

                      "FRANK A. DUNN"
          -----------------------------------------
                      (FRANK A. DUNN)                                Chief Financial Officer, and a Director



               PRINCIPAL ACCOUNTING OFFICER

                    "DOUGLAS C. BEATTY"
          -----------------------------------------
                    (DOUGLAS C. BEATTY)                                             Controller



         AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

                   NORTEL NETWORKS INC.

                "Lynn Egan"
         ------------------------------------------
         Name:   Lynn Egan
         Title:  Assistant Secretary

                                   DIRECTORS:


                      J.J. BLANCHARD*                                              R.A. INGRAM*
---------------------------------------------------          ----------------------------------------------------
                     (J.J. BLANCHARD)                                             (R.A. INGRAM)


                        R.E. BROWN*                                               JOHN A. ROTH*
---------------------------------------------------          ---------------------------------------------------
                       (R.E. BROWN)                                                (J.A. ROTH)



---------------------------------------------------          ---------------------------------------------------
                    (JOHN E. CLEGHORN)                                             (G. SAUCIER)


                      FRANK A. DUNN*                                             S.H. SMITH, JR.*
---------------------------------------------------          ---------------------------------------------------
                        (F.A. DUNN)                                             (S.H. SMITH, JR.)


                       L.Y. FORTIER*                                               L.R. WILSON*
---------------------------------------------------          ---------------------------------------------------
                      (L.Y. FORTIER)                                              (L.R. WILSON)




                                                             By*               "DEBORAH J. NOBLE"
                                                                 -----------------------------------------------
                                                                               (DEBORAH J. NOBLE,
                                                                              as Attorney-in-fact)


September 28, 2001

                                  EXHIBIT INDEX

 EXHIBIT NO.                    DESCRIPTION                                METHOD OF FILING
 -----------                    -----------                                ----------------

     4.1       Restated Certificate and Articles of            Incorporated by reference to Exhibit 3
               Incorporation of Nortel Networks Corporation    to the Registrant's Current Report on
               dated October 1, 2000                           Form 8-K dated October 18, 2000

     4.2       By-law No. 1 of Nortel Networks Corporation     Incorporated by reference to Exhibit 3.2
               dated February 22, 2001                         to Registrant's Annual Report on Form
                                                               10-K dated March 13, 2001

     4.3       Shareholder Rights Plan Agreement, dated as     Incorporated by reference to Exhibit 3
               of March 13, 2000, between the Corporation      to the Registrant's Registration
               and Montreal Trust Company of Canada, which     Statement on Form 8-A filed on April 28,
               includes the Form of Rights Certificate as      2000, as amended by the Registration
               Exhibit A thereto                               Statement on Form 8-A/A filed on May 1,
                                                               2000

     4.4       Nortel Networks Company Savings Plan            Filed herewith

    23.1       Consent of Deloitte & Touche LLP, Toronto       Filed herewith

    24.1       Power of Attorney                               Filed herewith



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